UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On April 28, 2017, Maui Land & Pineapple Company, Inc. (the “Company”) held its 2017 annual meeting of shareholders (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934. The number of shares of the Company’s common stock that were outstanding as of March 2, 2017, which was the record date for the Annual Meeting, was 19,016,709. The results of the voting at the Annual Meeting were as follows:

Proposal 1: Election of Directors to serve for a one-year term:

	Shares Voted for	Shares Withheld	Broker Non-Votes
Stephen M. Case	14,255,988	238,745	3,135,785
Warren H. Haruki	14,381,511	113,222	3,135,785
Duncan MacNaughton	14,069,767	424,966	3,135,785
Anthony P. Takitani	14,069,720	425,013	3,135,785
Arthur C. Tokin	14,063,439	431,294	3,135,785

Proposal 2: Approval, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers:

Shares voted for:	13,621,083
Shares voted against:	514,117
Shares abstained:	359,533
Broker non-votes:	3,135,785

Proposal 3: Ratification of Accuity LLP as the Company’s independent registered public accounting firm for the fiscal year 2016:

Shares voted for:	17,136,265
Shares voted against:	150,720
Shares abstained:	343,533
Broker non-votes:	0

Proposal 4: Approval of the Company’s 2017 Equity and Incentive Plan:

Shares voted for:	14,217,651
Shares voted against:	257,120
Shares abstained:	19,962
Broker non-votes:	3,135,785

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: April 28, 2017	By:	/s/ Tim T. Esaki
Tim T. Esaki
Chief Financial Officer